SECURED LOAN AGREEMENT
     This Secured Loan Agreement is made and entered into this 25th day of March, 1999, by and between Bankers Trust Company of Des Moines, Iowa, (hereinafter referred to as the "Bank"), TransFinancial Holdings, Inc. (hereinafter referred to as "TransFinancial") and Crouse Cartage Company (hereinafter referred to as "Crouse"), (TransFinancial and Crouse hereinafter collectively referred to as the "Borrowers" and individually as a "Borrower").
                                   WITNESSETH
     WHEREAS, Borrowers desire to borrow monies from Bank in the amounts described below; and
     WHEREAS, Bank is willing to loan monies to Borrowers subject to the terms and conditions hereinafter set forth.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:
1.   DEFINITIONS
     For purpose of this Agreement, the following terms shall have the following meanings:
     "AFFILIATE" shall mean: (i) any natural person who is a controlling shareholder of either Borrower, or who is an officer, director or managing agent of either Borrower; (ii) any corporation, partnership or entity that is a controlling shareholder of either Borrower; and (iii) any person who directly or indirectly controls, is controlled by or is under common control or ownership with either Borrower or any controlling shareholder of either Borrower. For this the purposes of this definition, the term "Control" shall mean the ownership of ten percent (10%) or more of the beneficial interest in the entity being referred to.
     "AGREEMENT" shall mean this Secured Loan Agreement, as amended or modified from time to time, together with all exhibits or schedules attached hereto or hereafter.
     "BANK'S PRIME RATE" shall mean the fluctuating interest rate per annum from time to time designated by Bank as its prime rate. The Bank's Prime Rate shall

                                  Page 1
not be deemed the lowest rate or most favored rate charged by Bank to its customers. Changes in the Bank's Prime Rate shall be effective without notice to Borrowers on the date of each change.
     "BORROWING BASE" shall mean an amount equal to eighty-five percent (85%) of Crouse's Eligible Accounts Receivable owned by Crouse as of the date of each Borrowing Base Certificate.
     "BORROWING BASE CERTIFICATE" shall mean a document duly certified by an authorized officer of Crouse in the form attached hereto as Exhibit A.
     "COLLATERAL" shall mean without limitation Crouse's assets pledged to Bank as security for the Note, now or in the future, as more particularly described in Section 4 of this Agreement.
     "CURRENT ASSETS" shall mean TransFinancial's current assets which shall be determined in accordance with GAAP.
     "CURRENT LIABILITIES" shall mean TransFinancial's current liabilities which shall be determined in accordance with GAAP.
     "CURRENT RATIO" shall be calculated by dividing TransFinancial's Current Assets by its Current Liabilities.
     "DEBT TO TANGIBLE NET WORTH RATIO" shall mean that number calculated by dividing TransFinancial's total liabilities in accordance with GAAP by its Tangible Net Worth.
     "DEFAULT" OR "EVENT OF DEFAULT" shall have the meaning delineated in
Section 9 of this Agreement.

     "ELIGIBLE ACCOUNTS RECEIVABLE" shall mean those accounts receivable owing to Crouse which are free and clear of any security interest, lien or encumbrance except that granted to Bank herein, and which are not more than ninety (90) days past due from date of original invoice or with respect to which there exists no dispute with Crouse. Further, to be an Eligible Accounts Receivable, the receivable must not be subject to any dispute, counterclaim or defense asserted by the account debtor thereunder and the account debtor must not be insolvent or be the subject of any bankruptcy or reorganization proceedings or other

                                  Page 2
proceedings for relief of debtors. An account receivable shall be deemed to exist when the invoice giving rise to such account receivable is mailed or when debt to Crouse from its customers arises, whichever shall first occur. Receivables due Crouse from any Affiliate shall not be included in calculating Eligible Accounts Receivable.
     "GAAP" shall mean those Generally Accepted Accounting Principles and Practices that are recognized as such by the American Institute of Certified Public Accountants and by the Financial Accounting Standards Board.
     "HAZARDOUS SUBSTANCES." The terms "hazardous waste," "hazardous substance," "disposal," "release," and "threatened release," as used in this Agreement, shall have the same meanings as set forth in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. section 9601, et seq. ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 49 U.S.C. Section 6901, et seq., or other applicable state or federal laws, rules or regulations adopted pursuant to any of the foregoing.
     "INDEBTEDNESS" shall mean and include without limitation all Loans, together with all other obligations, debts and liabilities of Borrowers to Bank as well as all claims by Bank against Borrowers, whether now or hereafter existing, voluntary or involuntary, due or not due, absolute or contingent, liquidated or unliquidated; whether Borrowers may be liable individually or jointly with others; whether Borrowers may be obligated as a guarantor, surety, or otherwise; whether recovery upon such indebtedness may be or hereafter may become barred by any statute of limitations; and whether such indebtedness may be or hereafter may become otherwise unenforceable.
     "LOAN" OR "LOANS" means and includes any and all extensions of credit and financial accommodations from Bank to Borrowers, whether now or hereafter existing, and however evidenced, including without limitation those loans and financial accommodations described herein or described on any exhibit or schedule attached to this Agreement from time to time.

                                  Page 3
     "LOAN DOCUMENTS" shall mean this Agreement, the Note, the Security Agreement and any other instrument executed in connection with or evidencing the Indebtedness.
     "MAXIMUM CREDIT" shall mean the lesser of Fifteen Million Dollars ($15,000,000.00) or the Borrowing Base.
     "NOTE" shall refer to the promissory note more particularly described in
Section 2 of this Agreement executed by Borrowers in favor of Bank, together with any and all extensions, modifications, substitutions or renewals thereof.
     "REVENUE EQUIPMENT" shall mean and include all of Crouse's (i) commercial and highway trucks, (ii) commercial and highway tractors and trailers, (iii) automobiles and (iv) pickup and delivery vehicles, all for which titles have been issued in the name of Crouse and which titles are in the possession of Bank, or in possession of another party acting as agent for Bank; and (v) all mechanical refrigeration units attached to, or held for use upon, such trucks, tractors and trailers.
     "SECURITY AGREEMENT" shall mean the Commercial Security Agreement executed by Crouse in favor of Bank of even date herewith granting Bank a first lien on Crouse's Eligible Accounts Receivable and a Second Lien on Crouse's Revenue Equipment.
     "TANGIBLE NET WORTH" shall be determined in accordance with GAAP and shall mean that number calculated by subtracting from the sum of TransFinancial's equity, all sums relating to goodwill, patents, copyrights, trademarks, licenses, franchises, or other assets normally considered an intangible asset under GAAP.



2.   LOAN
     Subject to the terms and conditions of this Agreement and the other Loan Documents, the Bank agrees to lend to Borrowers the amount as provided in the following described Loan:

                                  Page 4
     A.   Loan.   A term loan in the principal amount not to exceed the lesser of Fifteen Million Dollars ($15,000,000.00) or the Borrowing Base, and Borrowers shall execute and deliver to Bank a promissory note ("Note") for $15,000,000.00 dated as of the date of this Agreement. Such funds shall be used to purchase certain outstanding stock of TransFinancial. Interest and principal payments shall be payable on the dates and in the manner set forth in the Note. Interest shall accrue at a floating rate which shall at all times equal the Bank's Prime Rate, as adjusted to the date of change. In the event at any time the Borrowing Base is less than the unpaid principal balance of the Note, Borrowers will immediately pay that amount necessary to reduce the unpaid principal balance to an amount equal to the Borrowing Base. The Note shall mature and be due and payable in full on September 30, 2000. Bank's determination as to the outstanding principal balance owed by Borrowers shall be presumed to be correct and binding on all parties whomsoever and Bank's documentation to support said outstanding balance will be sufficient to establish and sustain Borrowers' obligations under the Note, unless Borrowers are able to provide documentation to the contrary satisfactory to Bank which is sufficient to rebut the aforesaid presumption.
3.   ADVANCES
     A. Any checks or other charges presented against the regular checking account of Borrowers in excess of the balance of said regular checking account may be treated by the Bank as a request for an advance under the Note, and payment by the Bank of any check may at its option constitute a loan to the Borrowers pursuant to this Agreement of the amounts so paid. However, the amounts debited to the Note and credited to the checking account shall at no time exceed the unused portion of the Maximum Credit available under the Note.
     B. In the event Borrowers shall fail to provide adequate insurance, pay taxes, or pay any other charges which may affect the assets
                                  Page 5
          collateralized to Bank, Bank may, at its option, without notice, but without any obligation or liability to do so, procure insurance, pay taxes or pay any other charges and add said sum to the balance of the Note.
     C. Although it is contemplated that at no time during the term of this Agreement shall the outstanding principal amount of the Note exceed the Maximum Credit thereunder, it is understood and agreed that the contemplated Maximum Credit may be exceeded at any time, in Bank's sole discretion, and Borrowers shall nevertheless remain liable for the repayment in full of all sums advanced by or to Borrowers by Bank, together with interest, late charges, attorneys' fees and costs, if any, as more fully set forth herein.
4.   COLLATERAL
     A.   Eligible Accounts Receivable and Revenue Equipment.  As security for the Note and all advances made pursuant to this Agreement, and any renewals, modifications, substitutions or extensions thereof, Crouse herein grants to Bank a first lien on all of its Eligible Accounts Receivable and a second lien (behind the first lien previously granted by Crouse to Bank) on its Revenue Equipment, together with all proceeds therefrom. The titles to the vehicles included within the Revenue Equipment shall be physically delivered by Crouse to the Commercial Savings Bank in Carroll, Iowa as agent for Bank, or such other party as designated by Bank, and Bank (and/or its designated agent) is herein granted a power of attorney to affix Bank's lien on all such titles and file such liens of record in the event Borrowers commit an Event of Default hereunder. Bank acknowledges that Crouse will, in the ordinary course of its business, buy, sell or trade items of Revenue Equipment and thus will be allowed access to such titles.
     B.        Bank Deposits, Bank shall at all times have a perfected first security interest in and right of setoff against any and all deposit

                                  Page 6
          balances of Borrowers whether now existing or hereafter established, and may at any time, after an Event of Default hereunder, without notice, apply the same against payment of any obligations of Borrowers to Bank, whether or not due regardless of the existence or amount of any other security held by the Bank.

5.   BORROWERS' REPRESENTATIONS AND WARRANTIES
     To induce Bank to make Loans and advances hereunder, Borrowers represent and warrant to Bank from the date of this Agreement and thereafter until all Indebtedness of the Borrowers to Bank is paid in full that:
     A.   Borrowers' Authority. (1) Borrowers have full power, right, and authority to make and execute this Agreement, and to borrow the funds provided for in this Agreement; (2) the execution of this Agreement, the Note, the Security Agreement and all other Loan Documents will not conflict with any provision of law of Borrowers' articles of incorporation or bylaws or any other organizational requirement, or under any agreement or instrument to which Borrowers are a party or by which Borrowers or any of their property may be bound or affected; (3) the individual who, on behalf of each Borrower, executes and delivers this Agreement, Note, Security Agreement and other Loan Documents is authorized to do so and has provided to the Bank the appropriate authorization evidencing same.
     B.   No Litigation.  No material litigation or governmental proceedings are pending or threatened against Borrowers and Borrowers have no material liabilities, actual or contingent, not previously disclosed to Bank.
     C.   Lien For Bank.  The lien of the Bank on the Eligible Accounts

          Receivable shall be a first lien at all times during the term of this Agreement and the lien of the Bank on the Revenue Equipment shall be a second lien at all times during the term of this Agreement.

                                  Page 7
     D.   No Other Liens.  None of Borrowers' assets are subject to any mortgage, pledge, encumbrance, or other lien, except as otherwise disclosed to the Bank in writing.
     E.   Tax Returns.  Borrowers have filed all federal and state income tax returns which are required to be filed and has paid all taxes and assessments which are due.
     F.        Financial Statements.  All financial statements previously delivered to Bank by Borrowers fairly present in all material respects and accurately represent the financial condition of Borrowers as of the respective dates thereof.
     G.        Year 2000 Compliance.  Borrowers represent and warrant that they will take all measures reasonably necessary to make their computer hardware and software compliant with the year 2000. Borrowers acknowledge that the failure to take such measures may seriously impair or damage Borrowers' businesses.
     H.   Ownership of Collateral.  Borrowers warrant that they own the entire legal and beneficial ownership in all assets set forth in their financial statements and in all Collateral Borrowers are furnishing to Bank as security for the Loans hereunder, except as otherwise disclosed to the Bank.
     I.   No Violation of Occupational Safety and Environmental Protection.

          Borrowers are not in violation in any material manner of any federal, state, county or city statutes, orders, rules or regulations pertaining to occupational safety or environmental protection, nor do Borrowers presently anticipate that future expenditures needed to meet the provisions of existing federal, state, county or city statutes, orders, rules or regulations will be so burdensome as to affect or impair in a materially adverse manner Borrowers' financial conditions.

                                  Page 8
     J.   Indemnification and Hold Harmless Obligation.  Borrowers represent and warrant that neither the Collateral given to Bank as security for the Note, nor any other assets owned by Borrowers have been, or ever will be, so long as the Note remains unpaid, used for the generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substances, provided however, it is understood that Crouse, in the ordinary course of its business, does transport items which may be deemed Hazardous Substances. The representations and warranties contained herein are based on Borrowers' due diligence in investigating the collateralized properties for Hazardous Substances. Borrowers hereby (i) releases and waives any future claims against Bank for indemnity or contribution in the event Borrowers become liable for cleanup or other costs under any such laws; (ii) agrees that Bank may recover against Borrowers to the full extent of any damages, claims or other liabilities suffered by Bank as a result of the violation of any such environmental laws, whether or not such violation occurred while the Collateral was owned by a predecessor or successor in interest to Crouse; and (iii) agrees to indemnify and hold Bank harmless against any and all claims and losses resulting from a breach of this provision of this Agreement, including reasonable attorney's fees and expenses. This obligation to indemnify and hold Bank harmless shall survive the payment of the Note.
     K.   Address of Borrowers.  The addresses appearing on the signatory page of this Agreement represent the chief executive offices of the Borrowers.
     L.   No Material Damage To Collateral.  The Collateral is not now

          materially damaged or injured as a result of any uninsured fire, explosion, accident, flood or other casualty.

                                  Page 9
     M.   Collateral Not In Flood Zone.  None of the Collateral is situated in any federal or state designated flood zone.
6.   AFFIRMATIVE COVENANTS
     From the date of this Agreement and thereafter until all Indebtedness is paid in full, Borrowers, will:
     A.   Accounting.  Maintain a modern system of accounting in accordance with

          GAAP.
     B.   Financial Statements.  Furnish to Bank (i) within one hundred-twenty

          (120) days of each fiscal year end, consolidated and unqualified financial statements of Borrowers audited by an independent certified public accountant acceptable to Bank in reasonable detail and dated as of the immediately preceding fiscal year end, and prepared in accordance with GAAP; (ii) within forty-five (45) days following the end of each calendar quarter, a consolidated unaudited financial statement of Borrowers which shall contain a balance sheet, statement of income and retained earnings, and cash flow, each as of the end of such calendar quarter; (iii) within forty-five (45) days following the end of each calendar quarter, the 10-Q Report filed by TransFinancial with the Securities and Exchange Commission; (iv) within thirty (30) days following the end of each calendar quarter, a duly completed Borrowing Base Certificate as of the end of such calendar quarter; and
          (v) at such times as requested by Bank, a list of Crouse's inventory and equipment, cash flow projections and such other information as the Bank may reasonably request .
     C.   Access To Books and Collateral.  At all times, keep proper books of account in a manner satisfactory to Bank, and permit the Bank and its agents access to the books, records, premises, assets and operations of the Borrowers at all reasonable times.
     D.   Notification of Legal Proceedings.  Notify the Bank promptly of any

                                  Page 10
          material litigation or legal proceedings involving the Collateral.
     E.   Insurance.  Obtain such insurance or evidence of insurance as Bank may reasonably require, including but not limited to, an all-risk policy of casualty insurance, and such other hazard insurance in such amount, form and substance as Bank may require with Bank named as loss payee thereunder as it pertains to the Collateral and with standard waiver of subrogation clauses, it being understood by Bank that Crouse self-insures the first $100,000.00 of casualty damages. This insurance shall be issued by such companies as shall be approved by Bank, and the originals of such policies (together with appropriate endorsements thereto, evidence of payment of premiums thereon and written agreement by the insurers therein to give Bank 30 days prior written notice of intention to cancel) shall be promptly delivered to Bank. This insurance shall be kept in full force and effect at all times hereafter until the Note has been paid in full.
     F.   Maintenance and Preservation of Collateral.  At all times maintain,

          preserve and protect the Collateral and keep the same in good repair, working order and condition.
     G.   Payment of Obligations.  Except as otherwise disclosed to and approved by the Bank, Borrowers will at times during the term hereof pay all obligations relating to the Collateral as they come due in the ordinary course of business.

     H.   Collected Funds.  At all times maintain in Borrowers' accounts at the

          Bank collected funds sufficient to pay all items presented for payment from such accounts and sufficient to pay service charges imposed by the Bank. Borrowers agree to pay to Bank interest on any overdraft or deficit balance in any such account at the rate set forth in the Note.
     I.   Submission of Environmental Reports.  Promptly upon receipt thereof,

                                  Page 11
          Borrowers shall submit to Bank copies of any reports, inspections or examinations conducted by the Iowa Department of Natural Resources or the Federal Environmental Protection Agency, or any similar agency, with respect to the assets of Borrowers.
     J.   Operating Accounts at Bank.  Crouse shall maintain its primary cash concentration accounts with Bank.
     K.   Tangible Net Worth.  TransFinancial shall maintain at all times a

          Tangible Net Worth of no less than $35,000,000.00.
     L.   Debt To Tangible Net Worth Ratio.  TransFinancial shall maintain at all times a Debt to Tangible Net Worth Ratio no greater than 1.00:1.00.
     M.   Current Ratio.  TransFinancial shall maintain at all times a Current

          Ratio of not less than 1.25:1.00.
     N.   New Entities.  Borrowers shall not make any material sales or transfers of their assets to any new or existing entities without prior written approval from the Bank.
     O.   ERISA Compliance.  Borrowers shall meet their minimum funding requirements under the Employee Retirement Income Security Act of 1974 (ERISA), as amended, with respect to any employee benefit plan or other class of benefit plan, which the Pension Benefit Guaranty Corporation, established under ERISA (PBGC) has elected to insure, in either case, whether now in existence or hereafter instituted by Borrowers.
7.   NEGATIVE COVENANTS
     From the date of this Agreement and thereafter until all Indebtedness is paid in full, Borrowers will not, without the prior written consent of the Bank:
     A.   Grant Liens.  Pledge, mortgage, lease or otherwise encumber, or permit any lien to exist on the Collateral, except as may exist and be
                                  Page 12
          reflected on the financial statements provided at the time of this Agreement.
     B.   Sell Assets Out of Ordinary Course.  Sell, lease or otherwise dispose of any part of Borrowers' real or personal property other than in the ordinary course of Borrowers' business.
     C.   Dividends.  Declare and/or distribute in cash or other assets any dividends on Crouse's outstanding stock, or redeem any of Crouse's outstanding stock, without Bank's prior approval.
     D.   Sale, Change In Control, Merger, Etc.  Suffer or permit majority control of Borrowers to be sold, assigned or otherwise transferred, or allow a material change in the executive officers of Borrowers, or merge or consolidate with any entity or enterprise.
     E.   No Other Guaranties.  Grant guarantees to any other financial institutions or entities without the Bank's prior approval, which shall not be unreasonably withheld, except that those guarantees which TransFinancial is required to make on behalf of its subsidiary, Universal Premium Acceptance Corporation, to Bank Boston, and except for any other guarantees which collectively do not exceed $1,000,000.00, shall not require the Bank's prior approval.



8.   CONDITIONS OF BANK'S OBLIGATIONS
     Bank's obligations to perform hereunder shall be subject to satisfaction of the following conditions on or before closing:
     A.   No Breach of Covenants.  Borrowers shall have substantially performed all agreements required to be performed, and shall not be in any material breach of any covenant, agreement, representation or warranty made herein or in any other Loan Document.
                                  Page 13
     B.   No Default.  No Event of Default and no event or condition which, with notice or the lapse of time, or both, would constitute an Event of Default, shall exist.
     C.   No Material Change in Financial Condition.  Borrowers shall not have incurred any material liabilities, direct or contingent, other than in the ordinary course of business, since the date of the last financial statement given to Bank by Borrowers.
     D.   Insurance.  Crouse shall have obtained hazard or fire and extended coverage insurance (and flood insurance if the Collateral is located in a flood zone) on the Collateral, issued by a company or companies approved by Bank and in amounts acceptable to Bank which policy or policies shall name Bank as loss payee as it pertains to the Collateral under a standard loss payee clause, and Bank shall also have been provided with such additional policies of insurance as Bank may reasonably require insuring against such risks and in such amounts as are customarily carried by like businesses operating in the same vicinity.
     E.   Reimbursement of Bank's Expense.  The payment by Borrowers of all out-

          of-pocket expenses incurred by Bank and any participants in making and administering this Loan, including, without limitation, all costs of appraisals, attorneys' fees and expenses, filings and recordings.
     F.   Authorized Action.  Receipt by Bank of a duly executed certificate from Borrowers authorizing the borrowings and the execution of the various Loan Documents contemplated by this Agreement.
     G.   Legal Opinion.  Receipt by Bank of an opinion from Borrowers' legal counsel to the effect that (i) Borrowers each are corporations duly organized, validly existing and in good standing under the laws of the state of their incorporation and to the best of such counsel's

                                  Page 14
          knowledge and belief, are duly qualified and in good standing as a foreign corporation authorized to do business in Iowa (if not incorporated in Iowa) and in each state where, because of the nature of its activities or properties, such qualification is required; (ii) Borrowers have full power to execute and deliver the Note and other Loan Documents, and to perform their obligations under this Agreement and such Loan Documents; (iii) such actions have been duly authorized by all necessary corporate action, and are not in conflict with any provision of the law or of the articles of incorporation or bylaws of Borrowers, nor in conflict with any agreement binding upon Borrowers of which such counsel has knowledge; and (iv) this Agreement and the other Loan Documents are the legal and binding obligations of Borrowers, enforceable in accordance with their terms.
     H.   Loan Documents.  Receipt by Bank of the Note, Security Agreement and

          other Loan Documents duly executed by an authorized officer of Borrowers.
     I.   Borrowing Base Certificate.  Crouse shall have delivered to Bank a duly completed Borrowing Base Certificate.
9.   EVENTS OF DEFAULT
     If any of the following events occur, the Bank may, at its option, without notice or demand, except as otherwise specifically provided, declare the entire Indebtedness of Borrowers to Bank immediately due and payable.
     A.   Late Payment.  Any payment of principal or interest due under the terms of any Note is not made on the due date and such default continues unremedied for five (5) days after written notice thereof shall have been given to Borrowers by Bank.
     B.   Misrepresentation.  Any representation or warranty made by Borrowers in this Agreement shall prove to be materially incorrect or untrue, or any statement, report or writing furnished by Borrowers to the Bank is

                                  Page 15
          untrue in any material aspect.
     C.   Breach of Covenants.  Borrowers materially fail to perform or observe any term, covenant or condition of this Agreement and such failure is not remedied or corrected within ten (10) days after written notice thereof shall have been given to Borrowers by Bank.
     D.   Breach Under Other Loan Documents.  Any breach of any provisions contained in the Note or any other Loan Documents and such breach is not remedied within ten (10) days after written notice thereof shall have been sent to Borrowers by Bank.
     E.   Bankruptcy, Etc.  If either Borrower becomes insolvent or bankrupt or makes an assignment for the benefit of creditors, or is petitioned into bankruptcy, either voluntarily or involuntarily.
     F.   Adverse Impairment in Collateral.  Bank's interest in the Collateral is adversely impaired in any manner, and Crouse is unable to remedy, to the Bank's satisfaction, such adverse impairment within 30 days after written notice from the Bank.
10.  REMEDIES
     Upon the occurrence of a Default (it being understood that a Default under any Note shall constitute a Default under all Notes), the Bank may, after expiration of any notice period referenced above (it being understood that in regard to the Events of Default described in Paragraphs 9 (C), 9 (D) or 9 (F), if any such default cannot reasonably be cured within such grace period, as solely determined by Bank, the period of time within which to cure such default shall be extended for such reasonable time as is necessary to cure such default, as long as Borrowers promptly, diligently and continuously act to cure such default), (it being further understood that Borrowers shall not be entitled to any grace period or notice prior to acceleration if the Bank reasonably and in good faith believes that the granting of such grace period or notice would jeopardize Bank's lien position) declare the unpaid principal balance and

                                  Page 16
interest on the Note(s) immediately due and payable, together with any other debt owed by Borrowers to Bank, and all such principal, interest and other debt shall thereupon be immediately due and payable in full. The Bank shall thereupon have all remedies set forth herein and in the Note and any other Loan Documents, and all remedies otherwise available to a secured creditor under the Uniform Commercial Code of Iowa.
11.  MISCELLANEOUS
     A.   The Bank As Attorney-In-Fact.  In the event of a Default, Borrowers hereby appoint Bank to be Borrowers' attorney-in-fact, without requiring the Bank to act as such, for the purpose of carrying out the provisions hereof and taking any action and executing any document or instrument which the Bank may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, Bank shall, as attorney-in-fact of Crouse, have the right to receive, collect and endorse all vehicle titles, checks, drafts or other remittance made payable to Course, or Crouse's order, representing any payment on account of any of the Collateral and to give full discharge therefor.
     B.   Waiver Not Binding.  Any waiver of any default by Bank is not a waiver of any subsequent default. Further, no delay on the part of the Bank in the exercise of any power or right shall constitute a waiver thereof, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof.
     C.   Notice.  Any notice hereunder to Borrowers shall be in writing, and shall be deemed to be given on the date delivered, personally, or on the date when mailed by ordinary mail, postage prepaid, or by facsimile and addressed to the Borrowers as appearing on the signature page of this Agreement, or at such other address as the Borrowers may, by written notice received by the Bank, designate as the Borrowers'
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          addresses for purposes of notice hereunder.
     D.   Governing Law.  This Agreement, the Note, the Security Agreement and

          all other Loan Documents shall be covered in all respects by the laws of the State of Iowa. A determination that any provision of this Agreement is unenforceable or invalid shall not affect the validity or enforceability of any other provision.
     E.   Enforcement in Iowa.  Borrowers acknowledges that this Agreement is being entered into by the Bank in partial consideration of Bank's right to enforce in Iowa the terms and provisions of this Agreement and the Loan Documents. Borrowers consents to jurisdiction in Iowa and construction of this Agreement under the laws of the State of Iowa. Borrowers waives any right to commence any action against the Bank except in Iowa.
     F.   Term of Agreement.  The term of this Agreement shall coincide with the terms of the Note executed by Borrowers in favor of the Bank, as modified, extended, substituted, renewed or until all Indebtedness is paid in full and any commitment to extend credit has terminated.
     G.   Incorporation of Commitment Letter.  The terms and conditions of the

          Commitment Letter are incorporated herein. If any inconsistency exists between the Commitment Letter and this Agreement, this Agreement shall control.
     H.   Assignment.  This Agreement shall not be assigned by Borrowers without the written consent of the Bank.
     I.   Participation.  The Bank may enter into participation agreements with other financial institutions with regard to any Indebtedness of Borrowers, provided, however, Bank shall remain the lead bank in any such participations.
     J.   Successors and Assigns.  This Agreement shall be binding upon

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          Borrowers' successors and assigns.
     K.   Additional Documents.  Borrowers agrees to execute and cause to be executed such additional documents as the Bank may require in order to effectuate the terms of this Agreement. All documents shall be on the Bank's standard forms for the same or forms otherwise acceptable to Bank.
     L.   Conflict in Documents.  In the event of a conflict between the terms and conditions of this Agreement and those of any other documents pertaining to Borrowers' Indebtedness to Bank, the terms of this Agreement shall be controlling.
     M.   Survival of Representations and Warranties.  All representations,

          warranties, covenants, and agreements of Borrowers herein shall survive the execution and delivery of this Agreement and shall be deemed continuing until the Indebtedness is paid in full to the Bank and any commitment to extend credit has terminated.
     N.   Release of Bank. Borrowers hereby release and forever discharge Bank and any participants, their officers, directors, employees, shareholders, agents and representatives from all claims or causes of actions of every kind or character, known or unknown, without limit, which Borrowers allegedly may have as of the date of this Agreement.
     O.        Collection Costs.  If Bank hires an attorney to assist in

          collecting any amount due or enforcing any right or remedy under this Agreement, the Note, the Security Agreement or any other Loan Document, Borrowers agree to pay the reasonable attorney fees and expenses incurred by Bank.




                                  Page 19



IMPORTANT - READ BEFORE SIGNING, THE TERMS OF THIS AGREEMENT SHOULD BE READ

CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.
     Borrowers warrant that they have received a copy of this Agreement and further state that they understand fully the terms and conditions described herein.
                                   BANKERS TRUST COMPANY

                                   Steven D. Simon, Vice President
                                   P.O. Box 897
                                   665 Locust Street
                                   Des Moines, Iowa 50304-9987
                                   "BANK"
                                   TRANSFINANCIAL HOLDINGS, INC.

                                   Timothy P. O'Neil, Chief Executive Officer
                                   "TRANSFINANCIAL"
                                   CROUSE CARTAGE COMPANY
                                   By:
                                         Mark A. Foltz, Secretary
                                   "CROUSE"

                                   "BORROWERS"




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